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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-122905, No. 333-152027, No. 333-160344, No. 333-167678, No. 333-175271, No. 333-182438 and No. 333-189602 on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of GFI Group Inc., dated March 15, 2012 (March 12, 2013 as to Note 2, Summary of Significant Accounting Policies -Recent Accounting Pronouncements—FASB ASU No. 2011-05 Presentation of Comprehensive Income), appearing in the Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
New York, New York
March 13, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM